AGREEMENT FOR SALE AND PURCHASE OF REAL PROPERTY
(Perdido Key-Parcels B1 and A1through A5)

WCI COMMUNITIES, LLC, (the "Seller"), a Delaware limited liability company, hereby agrees to sell to MLD, LLC, a ____________________Delaware limited liability company (the "Buyer") and Buyer agrees to purchase from Seller, the property and other assets and rights herein described on the following terms and conditions:

Section 1. Definitions and References.

The following terms, as used in this Agreement, have the following meanings and references unless the context is inconsistent therewith:

(a) "Agreement" means this Agreement for Sale and Purchase of Real Property.

(b) "Agreement Date" or "Effective Date" means the first date upon which this Agreement has been executed by both Seller and Buyer.

(c) "Affiliate" means a Person which controls, is in common control with or is controlled by another Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract, or otherwise.

(d) "Amenities Declaration" means the Amenities Declaration for Lost Key Golf & Beach Club recorded at Official Records Book 5812, page 1024-1051, of the public records of Escambia County, Florida, as amended from time to time.

(e) "Business Day" means a day when commercial banks in the County are required to be open for business.

(f) "Buyer" is defined in the introductory paragraph, and includes the successors and permitted assigns of the named Buyer.

(g) "Closing" has the meaning specified in Section 9.1 of this Agreement.

(h) "Closing Commitment" is defined in Section 3.3 of this Agreement.

(i) "Closing Date" is defined in Section 9.1.

(j) "Confidential Information" is defined in Section 11.

(k) "County" means Escambia County, a political subdivision of the State of Florida.

(l) "Deposit" is defined in Section 2.2(a).

(m) "Development Agreement" means the Lost Key Golf and Beach Club Development Agreement dated September 9, 2001 between Escambia County and WCI Communities Inc. recorded in Official Records Book 5499, page 0661 (Instrument Number 2004-287169), public records of Escambia County.

(n) "Escrow Agent" means Watermark Realty, Inc. d/b/a Florida Title & Guarantee.

(o) "Existing Survey" is defined in Section 3.4.

(p) "Governmental Authority" means the federal government, the State of Florida, the County and any agency or instrumentality of any of them having jurisdiction over the Land or any portion thereof and whose approval is necessary for the development of the Land.

(q) "Herein" or "hereof" means this entire Agreement rather than just the sentence, paragraph or section in which used.

(r) "Including," "include" or "includes" mean including as an example, without limiting the generality of the universe described.

(s) "Inspection Indemnity" and "Inspection Period" are defined in Section 7.1.

(t) "Knowledge" or "best knowledge" of a Person which is not an individual means the actual knowledge, without inquiry, of the officers, directors and employees of such Person.

(u) "Land" means the real property owned by Seller and intended to be acquired by Buyer pursuant hereto, which property is legally described on Exhibit A hereto.

(v) "Lien" means any (i) security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention contract or lease in the nature thereof; (ii) any filing or agreement to file a financing statement as debtor under the applicable Uniform Commercial Code or any similar statute; and (iii) any subordination arrangement in favor of another Person.

(w) "Lost Key Community" means the community commonly known as "Lost Key", Escambia County, Florida, referred to as the Lost Key Golf & Beach Club in The Master Declaration for Lost Key Golf & Beach Club recorded at Official Records Book 5812, page 1052-1185, of the public records of Escambia County, Florida, as amended from time to time ("Declaration").

(x) "Permitted Exceptions" means (i) zoning and use restrictions now or that may hereafter come into existence due to governmental action and be effective against the Land, including the Development Agreement, as may be amended from time to time, (ii) pending liens as of the Closing Date, (iii) easements, covenants or similar encumbrances necessary for the development of the Land and which do not materially adversely affect the value of the Land nor the development of the Land by Buyer; and (iv) all those matters set forth in Schedule B, Section II of the Title Commitment approved, or deemed approved, by Buyer, and to be included in the Title Policy, pursuant to Section 3.1 hereof.

(y) "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

(z) "Property Documents" is defined in Section 7.3.

(aa) "Purchase Price" is defined in Section 2.1.

(bb) "Seller" is defined in the introductory paragraph, and includes the successors and assigns of the named Seller.

(cc) "Seller's Cure Notice" are defined in Section 3.1.

(dd) "Seller's Knowledge" means the Knowledge of Greg Jones, John Ferry and Richard Barber.

(ee) "Survey" means the survey of the Land, if any, procured by Buyer, as set forth in Section 3.4.

(ff) "Title Acceptance Notice" is defined in Section 3.1.

(gg) "Title Agent" means Watermark Realty, Inc. d/b/a Florida Title & Guarantee.

(hh) "Title Commitment" means the ALTA Owner Marketability Title Insurance Commitment issued or to be issued to Buyer.

(ii) "Title Objection Notice" is defined in Section 3.1.

(jj) "Title Policy" means the ALTA Owner Marketability Title Insurance Policy to be issued to Buyer pursuant to the Title Commitment.

(kk) "Underwriter" means First American Title Insurance Company.

(ll) "WCI" means WCI Communities Inc., the parent of Seller.

(mm) "WCI Board Approval" is defined in Section 8.

Section 2. Purchase Price and Terms of Payment.

2.1 Purchase Price. The purchase price for the Land (the "Purchase Price") is Nine Million Seven Hundred Fifty and 00/100 Dollars ($9,750,000.00).

2.2 Terms of Payment. The Purchase Price will be paid as follows:

(a) Within three (3) business days of the Effective Date of this Agreement, Buyer will deliver to Escrow Agent the sum of Fifty Thousand and No/100 Dollars ($50,000.00), (which sum, together with all interest earned thereon is herein referred to as the "Initial Deposit"). In the event Buyer has not terminated the Agreement as provided in Section 7.2 below, within two (2) business days after the expiration of the Inspection Period, Buyer will deliver to Escrow Agent the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (which sum, together with all interest earned thereon is herein referred to as the "Additional Deposit"). The term "Deposit" as used in this Agreement shall mean the Initial Deposit and the Additional Deposit and all interest earned thereon, which shall be held and disbursed pursuant to the terms of this Agreement.

(b) On the Closing Date, Buyer will deliver to Seller the balance of the Purchase Price, subject to prorations and adjustments for which provision is made elsewhere in this Agreement.

(c) Upon the Effective Date, Buyer shall execute and deliver to Escrow Agent a Form W-9 and such other documents as may be required under the Patriot Act and other applicable federal laws to enable Escrow Agent to open the interest bearing account into which the Deposit shall be placed.

The Deposit will be held by Escrow Agent in an interest-bearing account, and all interest earned thereon will accrue to the benefit of Buyer unless Buyer defaults hereunder, and in the event of a default by Buyer (beyond any applicable notice and cure period), to the benefit of Seller. The Initial Deposit is refundable to Buyer in the event that Buyer terminates the Agreement pursuant to Section 7.2 below. After the expiration of the Inspection Period if Buyer does not elect to terminate the Agreement, the Deposit is refundable only if Buyer's conditions precedent to Closing set forth in Section 6.1(a) are not satisfied (or waived by Buyer), Seller does not obtain WCI Board Approval as required by Section 8 or as otherwise provided in Section 3.1. Except as set forth in the preceding two sentences, the Initial Deposit and the Additional Deposit (i) are ~~deemed earned by Seller when delivered by Buyer to Escrow Agent and (ii) will be credited against the Purchase Price if, but only if, Buyer closes upon the Land in accordance with the~~ terms of this Agreement. All payments due pursuant to this Agreement (including the sum due at Closing) will be paid by wire transfer of immediately available funds and must be received by Escrow Agent not later than 5:00 p.m., Eastern Time, on the date due.

Section 3. Title Evidence.

3.1 Title Insurance Commitment. Within fifteen (15) business days after the Agreement Date, Seller will cause Title Agent to deliver to Buyer the Title Commitment, together with copies of all documents identified therein. The Title Commitment will show that Seller is vested with and can convey to Buyer good and marketable and insurable fee simple title to the Land. Buyer will have thirty (30) business days after receipt of the Title Commitment to cause the Title Commitment and Survey obtained by Buyer, if applicable, to be examined and to notify Seller in writing that Buyer either (i) approves and accepts Seller's title as it appears in the Title Commitment and such Survey (the "Title Acceptance Notice") or (ii) objects to matters set forth in the Title Commitment or such Survey (the "Title Objection Notice"). Any title or survey matters affecting the Land, listed on the Title Commitment, which are not identified by Buyer as Title Objections pursuant to the Title Objection Notice delivered to Seller on or before the expiration of such thirty (30) day period, shall be conclusively deemed to be acceptable to Buyer and shall thereafter be conclusively deemed to be part of the Permitted Exceptions for all purposes under this Agreement excluding those matters requiring mandatory cure under Section 3.2 below. Notwithstanding anything contained herein to the contrary, Buyer shall not be entitled to identify as Title Objections any exceptions to title created by Buyer or created as a direct result of Buyer's activities on any portion of the Land. Within fifteen (15) business days following receipt of a timely Title Objection Notice, Seller shall notify Buyer in writing ("Seller's Cure Notice") of such Title Objections as it elects to cure, if any ("Seller's Cure Items"). Except as required below in Section 3.2, if Seller elects not to cure or is unable to cure or remove any such matters objected to, Buyer, at its sole option, may either (i) terminate this Agreement by written notice to Seller, in which event Escrow Agent will return the Initial Deposit to Buyer and this Agreement will be null and void and of no further force or effect, except with respect to the Inspection Indemnity in Section 7.1, and Sections 7.3 and 10 below, or (ii) waive the uncured title objection and proceed hereunder without adjustment to the Purchase Price. Buyer shall elect one of the two options specified in the preceding sentence within two (2) business days after Buyer receives Seller's Cure Notice. In the event that Buyer fails to timely make such election, Buyer shall be deemed to have elected to terminate this Agreement pursuant to option (i) above. Seller acknowledges that Buyer has no obligation to object to monetary Liens of the nature described in Section 3.2, that no such Liens will be deemed Permitted Exceptions, and that Seller will have an absolute obligation to discharge all such monetary Liens at or prior to Closing as specified in Section 3.2 below.

3.2 Mandatory Cure. Notwithstanding Section 3.1 to the contrary, Seller agrees that it shall be obligated to cure and cause to be released on or before the Closing Date (and the Land to be conveyed free therefrom) the following matters: (a) any and all monetary Liens and encumbrances affecting the Land as of the Agreement Date, and (b) any ~~and all monetary Liens or encumbrances affecting the Land, or other recorded instruments affecting the Land and arising after the Agreement Date, including any involuntary liens such as~~ judgments and/or so-called mechanic's and/or materialmen's lien (regardless of when filed), except to the extent caused by the acts or omissions of Buyer or approved by Buyer.

3.3 Closing Commitment. At Closing, Seller will cause Title Agent to issue to Buyer the Closing Commitment consisting of either (a) a Title Policy

pursuant to the terms of the Title Commitment, or (b) an endorsement to the Title Commitment, or a "marked up" duplicate original of the Title Commitment, reflecting that all requirements of the Title Commitment have been fulfilled or waived, eliminating the "gap exception," the standard ALTA exceptions and any other exceptions (other than the Permitted Exceptions) to which Buyer has objected, and extending the effective date of coverage through recording of the deed of conveyance to Buyer.

3.4 Survey. Buyer shall be solely responsible for obtaining a survey of the Land ("Survey"), at Buyer's sole cost and expense. Within three (3) business days after the Effective Date, Seller shall deliver to Buyer a copy of Seller's sketch map/description of the Land. Any such Survey will be certified to Buyer, Buyer's lender, if any, the Title Agent and the Underwriter and will locate all matters set forth in Schedule B, Section II of the Title Commitment which are capable of depiction. If any such Survey shows any encroachment, hiatus or other condition which affects the marketability of title to the Land, Buyer will have the right to object to such condition pursuant to provisions of Section 3.1 hereof.

Section 4. Seller's Representations and Warranties.

Seller hereby represents and warrants to Buyer as follows:

4.1 Organization and Standing of Seller. Seller (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in Florida; (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted; and (iii) subject to Section 8 below, has corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the execution, delivery and performance of each of the documents required to be delivered by Seller to Buyer pursuant to this Agreement, and any and all other documents or instruments necessary or desirable to the consummation hereof.

4.2 Due Execution and Performance. Subject to Section 8 below, this Agreement has been, and the deed of conveyance and all other documents, instruments and agreements required to be delivered by Seller pursuant to or in connection with this Agreement will be when executed and delivered, duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject only to general principles of equity, bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally as the same may be applicable to any insolvency of Seller or Buyer. Except as provided in Section 8 below, neither the execution, delivery or performance of this Agreement, or any document, instrument or agreement required to be delivered by Seller pursuant hereto, nor the consummation of the transactions contemplated hereby, is prohibited by, or requires Seller to obtain the consent, approval or authorization of, or notice to or filing or registration with, any Person having jurisdiction over Seller or the Land.

4.3 Absence of Seller Conflicts. Subject to Section 8 below, the execution and delivery by Seller of this Agreement and the performance by Seller of its

obligations hereunder do not and will not (i) conflict with any provision of the governing documents of Seller; or (ii) to Seller's Knowledge, conflict with, or result in a breach of or a default or violation under, any contract, agreement or arrangement to which Seller is a party or any statute, decree, judgment, regulation, order or rule of any governmental authority having jurisdiction over Seller or the Land.

4.4 Accuracy of Seller Representations. The statements and information of Seller set forth in this Agreement are, and on and as of the Closing Date will be, true and correct in every material respect; and no representation or warranty by Seller in this Agreement, or any statement, certificate or attachment furnished or to be furnished by Seller to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.5 To the best of Seller's knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Land or any portion thereof, nor has Seller acknowledged that any such action is presently contemplated.

4.6 Except with respect to the Beach Mouse Mitigation and Density Matters as defined and described in Sections 13.19 and 13.21 below, there are no legal actions, suits or other legal or administrative proceedings, pending or threatened, that affect the Land or any portion thereof, nor does Seller have knowledge that any such action is presently contemplated.

4.7 Seller has not received notice, either oral or written, and has no knowledge that any governmental or quasi-governmental agency or authority intends to commence construction of any special or off-site improvements or impose any special or other assessment against the Land or any part thereof.

4.8 There are no leases, oral or written, affecting the Land or any part thereof, nor any other right, title or interest in or to the Land granted to any other individual or entity and Seller covenants to deliver possession of the Land to Buyer at Closing free of all tenancies and occupancies.

4.9 Each of the warranties and representations contained in this Section 4 and Section 5 below and other sections of this Agreement shall be deemed made as of the date of this Agreement and again as of the date of Closing. Seller's representations and warranties set forth in this Section 4 shall be continuing and are deemed to be material to Buyer's execution of this Agreement and Buyer's performance of its obligations hereunder. All such representations and warranties shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time. Further, all of Seller's and Buyer's representations and warranties made pursuant to this Agreement shall survive for a period of three (3) months after Closing.

Section 5. Buyer's Representations and Warranties.

Buyer hereby represents and warrants, and any assignee of Buyer by acceptance of assignment will be deemed to represent and warrant, to Seller as follows:

5.1 Power and Authority of Buyer. Buyer has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted; and has power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the execution, delivery and performance of each of the documents required to be delivered by Buyer to Seller pursuant to this Agreement, and any and all other documents or instruments necessary or desirable to the consummation hereof.

5.2 Due Execution and Performance. Neither the execution, delivery or performance of this Agreement, or any document, instrument or agreement required to be delivered by Buyer pursuant hereto, nor the consummation of the transactions contemplated hereby, is prohibited by, or requires Buyer to obtain the consent, approval or authorization of, or notice to or filing or registration with, any Person.

5.3 Absence of Buyer Conflicts. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder do not and will not, to the best of Buyer's knowledge, conflict with, or result in a breach of or a default or violation under, any contract, agreement or arrangement to which Buyer is a party, or any statute, decree, judgment, regulation, order or rule of any governmental authority having jurisdiction over Buyer.

5.4 Accuracy of Buyer Representations. The statements and information of Buyer set forth in this Agreement are, and on and as of the Closing Date will be, true and correct in every material respect; and no representation or warranty by Buyer in this Agreement, or any statement, certificate or attachment furnished or to be furnished by Buyer to Seller pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 6. Conditions Precedent.

6.1 Conditions Precedent to the Closing.

(a) Buyer's Conditions. The obligation of Buyer to close on the purchase of the Land is subject to the fulfillment as of the Closing Date of each of the following conditions, unless any unfulfilled condition is specifically and expressly waived in writing by Buyer:

(i) Correctness of Seller's Representations and Warranties. Each of the representations and warranties of Seller set forth in this Agreement will have been

true and complete in all material respects when made and will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

(ii) Compliance by Seller with Agreement. Seller will have performed and complied in all respects with all agreements, undertakings and obligations which are required to be performed by Seller or by which Seller is required to comply at or prior to the Closing Date.

(iii) Document Deliveries. Seller will deliver on the Closing Date all documents and other items specified in Section 9.3 hereof with respect to the Land.

(iv) Leasing of the Land. Seller shall not have entered into any lease of the Land that is not terminated prior to the Closing Date.

(v) Permit Modification. The ACOE shall have issued to Seller the Permit Modification (as defined in Section 13.19 below), and the parties shall have mutually determined the amount of the Land Beach Mouse Impact Fee referenced therein.

(vi) Density Transfer. Seller shall have provided evidence of the Density Transfer described in Section 13.21 below.

(vii) Height Variance Approval. Seller shall have provided evidence of the Height Variance Approval as defined and described in Section 13.25 below.

(b) Seller's Conditions. The obligation of Seller to close on the sale of the Land is subject to the fulfillment as of the Closing Date of each of the following conditions, unless any unfulfilled condition is specifically and expressly waived in writing by Seller:

(i) Correctness of Buyer's Representations and Warranties. Each of the representations and warranties of Buyer set forth in this Agreement will have been true and complete in all material respects when made and will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

(ii) Compliance by Buyer with Agreement. Buyer will have performed and complied in all respects with all agreements, undertakings and obligations which are required to be performed by Buyer or by which Buyer is required to comply at or prior to the Closing Date.

(iii) Document Deliveries. Buyer will deliver on the Closing Date all documents and other items specified in Section 9.4 hereof with respect to the Land.

(c) Failure of Condition(s). If any condition precedent set forth in Section 6.1 is not satisfied as of the date specified for satisfaction, the party whose obligation to close is conditioned thereon may either (i) waive satisfaction of such condition(s) and proceed to Closing or (ii) declare the failure of such condition to be satisfied a deemed default by the other party, and proceed in accordance with Section 12 hereof.

Section 7. Inspection of Property and Property Documents.

7.1 Inspection of Property. Buyer will have the right, for a period of ninety (90) days following the Agreement Date (the "Inspection Period"), to inspect the physical and other conditions of or with respect to the Land, including the right to make engineering and soil tests, analyses and other investigations, and to investigate and/or review any other facts, circumstances or matters which Buyer deems relevant to its proposed purchase of the Land; provided, that Buyer, its agents or employees, will not enter upon the Land without twenty four (24) hours prior notice to Seller, and all tests or inspections will be scheduled and conducted in a manner which does not violate applicable law. Moreover, prior to any entry upon any portion of the Land, Buyer or Buyer's agent(s) will deliver to Seller a certified copy of a commercial general liability insurance policy with limits of not less than One Million Dollars ($1,000,000.00), combined single limit, insuring against claims for personal injury or death or property damage occasioned by accidents occurring on the Land and relating to or arising out of Buyer's activities pursuant to this Section 7 and such policy will name Seller as an additional insured. Buyer hereby agrees to indemnify, protect and hold harmless Seller and its officers, employees and agents (the "Inspection Indemnity") from and against any and all claims, demands, losses, costs, damages, expenses or liabilities, including those related to or arising out of death or injury to persons or damage to property, or for construction or other liens, including reasonable attorneys' fees, related to, caused by or occurring in connection with Buyer's inspections of or concerning the Land. The Inspection Indemnity will survive expiration or termination of this Agreement, whether as a result of Closing or otherwise.

7.2 Termination of Agreement. In the event that Buyer shall determine, in Buyer's sole and absolute discretion, that the Property is not in any manner suitable to Buyer, then Buyer shall have the right, at Buyer's option, to terminate the Agreement by giving written notice thereof to Seller on or before the last day of the Inspection Period. In the event Buyer terminates the Agreement pursuant to this Section 7.2, the Agreement shall be null and void, the Initial Deposit shall be refunded to Buyer, and subject to Section 7.1, Section 7.3, and Section 10, the parties shall have no further rights or obligations hereunder.

7.3 Property Documents. Within five (5) business days after the Agreement Date, Seller will make available to Buyer, at Seller's offices, during normal business hours or in electronic format via access to Seller's electronic data room, copies of all files, documents, books and records, leases, title policies, maps, engineering studies, inspection reports and other materials relating to the Land that are in Seller's possession or control, but specifically excluding any privileged information and proprietary proforma and financial information (all such documents, the "Property Documents"). Buyer has the right to make ~~copies of the Property Documents; provided, however, that all Property Documents and copies thereof will be deemed "Confidential Information" as said term is defined in Section 11 hereof.~~ If Buyer elects to terminate the Agreement pursuant to Section 7.2 or in the event this transaction fails to close for any reason, , Buyer shall immediately return all Property Documents to Seller , and shall also immediately deliver to Seller, any and all reports prepared by Buyer or Buyer's agents and representatives pertaining to the Land.

7.4 Condition of Land. UNLESS OTHERWISE EXPRESSLY STATED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. BUYER ACKNOWLEDGES AND AGREES THAT ANY MATERIALS, DATA AND INFORMATION PREPARED BY THIRD PARTIES UNAFFILIATED WITH SELLER AND DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER IS AT THE SOLE RISK OF BUYER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS, BUYER ACKNOWLEDGES AND AGREES THAT (A) ANY ENVIRONMENTAL OR OTHER REPORT WITH RESPECT TO THE LAND WHICH IS DELIVERED BY SELLER TO BUYER IS FOR GENERAL INFORMATIONAL PURPOSES ONLY, (B) BUYER WILL NOT HAVE ANY RIGHT OF ACTION AGAINST SELLER WITH RESPECT TO ANY SUCH REPORT DELIVERED BY SELLER TO BUYER, (C) NEITHER SELLER NOR ANY AFFILIATE OF SELLER WILL HAVE ANY LIABILITY TO BUYER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORT, AND (D) SELLER DOES NOT REPRESENT OR WARRANT THE TRUTH, ACCURACY OR COMPLETENESS OF ANY SUCH REPORTS OR ANY WRITTEN OR VERBAL STATEMENT MADE BY SELLER'S AGENTS. TO THE CONTRARY, BUYER ACKNOWLEDGES AND AGREES THAT THIS INFORMATION IS PROVIDED TO BUYER BY SELLER MERELY AS AN ACCOMMODATION, THAT BUYER RELIES UPON IT AT ITS OWN RISK, AND THAT SELLER HAS ADVISED BUYER TO MAKE, AND UNDERSTANDS THAT BUYER HAS MADE OR WILL MAKE, ITS OWN FULL AND COMPLETE INVESTIGATIONS CONCERNING THE LAND. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER IS ACQUIRING THE LAND "AS IS," "WHERE IS" AND "WITH ALL FAULTS," AND THAT, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4 HEREOF, SELLER HAS NOT MADE AND DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, LEGAL STATUS, ZONING, VALUE, UTILITY OR POTENTIAL OF THE LAND, OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE LAND OR THIS AGREEMENT (INCLUDING WARRANTIES OF MERCHANTABILITY AND OR A FITNESS FOR A PARTICULAR PURPOSE) WHICH MIGHT BE PERTINENT IN CONSIDERING WHETHER TO PURCHASE THE LAND OR TO MAKE AND ENTER INTO THIS AGREEMENT, AND BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4 HEREOF, SELLER HAS NOT MADE, AND BUYER HAS NOT RELIED UPON, ANY SUCH REPRESENTATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, GUARANTIES, OR ANY PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LAND OR THE VALUE THEREOF MADE OR FURNISHED BY ANY BROKER OR ANY REAL ESTATE AGENT, BROKER, EMPLOYEE, OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER.

Section 8. WCI Board Approval. The parties' obligation under this Agreement is subject to the Board of Directors of WCI having approved the transaction which is the subject of this Agreement no later than fifteen (15) business days after the Effective Date ("WCI Board Approval"). A letter addressed to Buyer from Vivien Hastings, General Counsel for WCI, stating that such approval has been obtained shall be considered and deemed conclusive evidence that this condition has been satisfied without the need or requirement of any further documentation. If the condition of this Section 8 is not satisfied within the applicable period provided herein, this Agreement shall automatically terminate, and the parties shall have no further rights or obligations hereunder, except with respect to any matter described herein which expressly survives termination.

Section 9. Closing.

9.1 Time and Place. The purchase and sale contemplated by this Agreement shall close (the "Closing") the later of thirty (30) days after (a) the expiration of the Inspection Period, (b) the issuance of the Permit Modification defined in Section 6.1(a)(v), and (c) the satisfaction of the conditions set forth in Section 6.1 (a) (vi) and (vii) herein (the "Closing Date"), no later than 2:00 p.m. EST on the Closing Date. The parties agree to effect the Closing by mail and each party agrees that it will deliver to Escrow Agent, no later than 24 hours prior to the Closing Date, its respective closing documents to be held in escrow. Escrow Agent will be authorized to release the closing documents and record the deed upon its receipt of written confirmation that Seller has received the closing funds described in Section 2.

9.2 At Closing:

(a) Seller will pay 50% of the cost of State documentary tax stamps required to be attached to the special warranty deed, 50% of the cost of the Title Commitment and the premium for the Title Policy (at the minimum promulgated rate) and 50% of the cost of recording the special warranty deed and the full cost of any required corrective instruments;

(b) Buyer will pay any costs related to obtaining a Survey of the Land, Buyer's costs related to its inspections of the Land including any environmental assessment reports, any title endorsements, 50% of the cost of State of Florida documentary tax stamps required to be attached to the special warranty deed, 50% of the cost of the Title Commitment and the premium for the Title Policy (at the minimum promulgated rate) and 50% of the cost of recording the special warranty deed;

(c) Buyer shall pay for the cost of any financing or mortgages pertaining to the purchase of the Land including the cost of State of Florida documentary stamp or intangible personal property taxes in connection therewith; and

(d) each party will pay any fees due to its attorneys, lenders or other consultants.

9.3 Delivery of Documents by Seller. At Closing, in addition to any other documents specifically required to be delivered or acts required to be done pursuant to this Agreement, Seller will deliver or cause to be delivered to Buyer the following:

(a) a special warranty deed conveying title to the Land, subject to the Permitted Exceptions, in the form attached hereto as Exhibit B;

(b) a seller's affidavit for the Land in form and content as may be reasonably required by the Title Agent to provide the "gap" coverage necessary to issue at Closing, an endorsement to the Title Commitment deleting the standard "gap" exception and the standard parties in possession exception;

(c) a certificate of the Secretary or an Assistant Secretary of Seller, dated as of the Closing Date, certifying as to the incumbency of the officers of Seller executing the documents delivered by Seller pursuant to this Agreement;

(d) an affidavit complying with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1954, as amended, stating that Seller is not a foreign person and, if applicable, Seller will comply with withholding requirements thereunder;

(e) a certificate from Seller stating whether or not Seller's representations and warranties made herein are true and correct as of the Closing Date;

(f) the Partially Assigned Permit pursuant to Section 13.19 herein;

(g) the restrictive covenants pursuant to Sections 13.22 and 13.23 herein;

(h) if not previously recorded, the document evidencing the Density Transfer described in Section 13.21 herein;

(i) the Reciprocal Amenities Agreement and Entry Road Easement pursuant to Sections 13.24 and 13.20 herein;

(j) the Height Variance Approval described in Section 13.25 herein; and

(k) Seller will deliver possession of the Land to Buyer at Closing.

9.4 Delivery by Buyer. At Closing, in addition to any documents or other items specifically required to be delivered or required to be done pursuant to this Agreement, Buyer will deliver or cause to be delivered to Seller:

(a) the Purchase Price by bank wire transfer of immediately available funds;

(b) an affidavit of individual on behalf of Buyer providing that Foreign Investors, if any, owning any voting interests in Buyer as of the Closing Date do not appear on

the Office of Foreign Assets Control Specially Designated Nationals and Blocked Person List ("SDN List");

(c) certified copies of resolutions of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(d) the restrictive covenants pursuant to Sections 13.22 and 13.23 herein;

(e) the Reciprocal Amenities Agreement and Entry Road Easement pursuant to Section 13.24 and Section 13.20 herein;

(f) the Partially Assigned Permit pursuant to Section 13.19 herein; and

(g) a certificate from Buyer stating whether or not Buyer's representations and warranties made herein are true and correct as of the Closing Date.

9.5 Prorations. Ad valorem real property taxes assessed or levied against the Land for the year of Closing will be prorated as of 11:59 p.m. on day immediately preceding the Closing Date on the basis of actual taxes, with maximum discount for early payment, for the year of Closing, if known, or otherwise on the basis of ad valorem property taxes for the immediately preceding year, subject to reproration at the request of either party when the actual tax bill for the year of Closing is available. BUYER SHOULD NOT RELY ON THE SELLER'S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE IN OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE PROPERTY APPRAISEWR'S OFFICE FOR FURTHER INFORMATION. The provisions of this Section 9.5 will survive Closing.

9.6 Execution and Delivery of Closing Statement. At Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Seller and Buyer will execute and deliver a closing statement accounting for sums adjusted or disbursed at Closing.

Section 10. Brokers. Seller represents to Buyer that Seller has not engaged, consulted, dealt with or negotiated with any Person to whom a commission or other compensation is or could be due in connection with the sale of the Land to Buyer, other than Vision Realty Services, broker for the Buyer ("Broker"). Seller acknowledges and agrees that Seller shall be solely responsible for payment of a commission in the amount of five percent (5%) of the Purchase Price to Broker at Closing (as defined herein) and Buyer shall have no obligation or liability with respect thereto. Buyer represents and warrants to Seller that it has not engaged, consulted, dealt or negotiated with any Person to whom a commission or other compensation is or could be due

in connection with the sale of the Land by Seller to Buyer, or any other matter associated with this Agreement or with respect to the Land other than Broker. Each party hereby agrees to indemnify and hold harmless the other party from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' and paralegals' fees incurred in trial, appellate or postjudgment proceedings, related to or arising out of any breach by it, of its representations, warranties and agreements set forth in this Section 10. Anything to the contrary notwithstanding, the representations, warranties and agreements of this Section 10 will survive Closing of the transaction which is the subject of this Agreement and the delivery of the deed of conveyance, or any earlier termination of this Agreement.

Section 11. Confidentiality. Buyer understands that the Property Documents may contain confidential information about the Land (the "Confidential Information"). Buyer will keep confidential all such Confidential Information. Without Seller's prior written consent, Buyer will not, directly or indirectly: (i) disclose or reveal any of such Confidential Information to any person, firm or entity except to Buyer's directors, officers, employees, participants, co-investors, attorneys, engineers, architects or professional advisors who are actively and directly participating in the transaction which is the subject of this Agreement (collectively, the "Representatives"), any recognized financial institution or other lender from which Buyer is requesting financing for this transaction, any governmental authorities from whom Buyer is seeking necessary land use and zoning approvals and any authorized and approved assignee of this Agreement, each of whom will be informed by Buyer of the confidential nature of such Confidential Information, be provided with a copy of this provision, and agree to observe the same terms and conditions set forth herein as if specifically named a party hereto or (ii) use the Confidential Information for any purpose other than in connection with this transaction. Further, Buyer and Seller agree that prior to the Closing Date this Agreement and the negotiations surrounding it will remain confidential and that no press or other publicity release or communication to the general public concerning the Agreement or transaction contemplated hereby will be issued without the other party's prior approval. Buyer shall not disclose the results of its inspections of the Land, other than to its employees, attorneys, agents and contractors, investors, lenders, consultants or if required by law.

Section 12. Default.

12.1 Buyer's Default. If, at or prior to Closing, Buyer fails or refuses to perform its obligations contained herein or in any document executed in connection herewith and such unperformed obligation is not performed by Buyer within five (5) days after notice thereof from Seller (it being understood that no such 5 day notice and opportunity to cure shall be required for any failure to pay money required hereunder or to close the transaction contemplated by this Agreement on the Closing Date), Seller may terminate this Agreement and receive the Deposit as agreed upon liquidated damages, it being agreed that in such event Seller's actual damages would be incapable of precise ascertainment; and thereafter this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder except with respect to the matters which expressly survive termination hereof.

12.2 Seller's Default. If, at or prior to Closing, Seller fails or refuses to perform its obligations under this Agreement or any document executed in connection

herewith and Seller fails to perform within five (5) days after notice thereof is given by Buyer (it being understood that no such 5 day notice and opportunity to cure shall be required for failure to close the transaction contemplated by this Agreement on the Closing Date), Buyer may (i) terminate this Agreement, in which event the Deposit will be returned to Buyer and this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder except with respect to the matters which expressly survive termination hereof, or (ii) maintain an action for specific performance of the terms of this Agreement, but in no event shall Seller be liable for monetary damages, including consequential, special or punitive damages unless and except if Seller has sold the Land to a bona fide third party purchaser.

12.3 Risk of Loss. In the event that any material portion of the Land is taken by eminent domain or condemnation proceeding prior to sale and conveyance thereof by Seller to Buyer and such taking adversely affects the use or utility of the Land, Buyer may within ten (10) days after Buyer receives written notice of such taking either (i) proceed to close notwithstanding the eminent domain or condemnation proceeding, in which event Seller will assign to Buyer its entire right, title and interest in and to any award, or (ii) terminate this Agreement (except for the matters which expressly survive termination hereof) by delivering written notice of termination to Seller, whereupon the Deposit will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder except with respect to the matters which expressly survive termination hereof.

Section 13. Miscellaneous.

13.1 Litigation. In the event of any litigation between Seller and Buyer concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' and paralegals' fees, incurred in trial, appellate and postjudgment proceedings.

13.2 Escrow Obligations of Escrow Agent. Seller and Buyer acknowledge that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Deposit will be held and disbursed by Escrow Agent as follows:

(a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(b) Seller and Buyer agree, jointly, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow

Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim (including, without limitation, fees for services rendered by Escrow Agent's constituent attorneys and paralegals); provided, however, that if such expenses are incurred by Escrow Agent in connection with litigation between Seller and Buyer, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

(c) Escrow Agent will not make any disbursement of the Deposit (except at Closing) without giving written notice to the party which will not receive the disbursement at least five (5) Business Days in advance of the disbursement. The failure of the party not receiving the disbursement to object to the disbursement by written notice to the other party and to the Escrow Agent within three (3) Business Days after receipt of Escrow Agent's notice of disbursement will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, Escrow Agent will file an action in interpleader to resolve such disagreement. Escrow Agent will be indemnified (by Seller or Buyer, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

(d) Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

(e) Escrow Agent may resign upon 15 days' written notice to Seller and Buyer, and if a successor escrow agent is not appointed within such 15-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

13.3 Notices. Notices required or permitted to be given pursuant to the terms of this Agreement will be delivered in person or by facsimile transmission (provided the original notice is delivered in person or by mail or delivery service as set forth herein), overnight delivery by a reputable carrier (for example, Federal Express) or sent by certified mail, return receipt requested, postage prepaid, by recognized contract carrier providing signed receipt for delivery, and will be deemed delivered upon receipt or refusal of delivery. Notices will be delivered at the following addresses, subject to the right of any party to change the address at which it is to receive notice by written notice to the other party:

To Buyer:

MLD, LLC
3145 Green Valley Road
Birmingham, AL 35243
Attn: Lanny Smartt
Telephone: 205.977.7755
Facsimile: 205.977.7766
smarttpk@gmail.com

Copy to:

Litigation Counsel of America
89 Sienna Court
Greyton Beach, FL 32459
Attn: G. Steven Henry, Esq.
Telephone: 646.734.0878

Steve.henry@litcounsel.org

To Seller:

WCI Communities, LLC
24301 Walden Center Drive
Bonita Springs, Florida 34134
Attn: John Ferry
Telephone: (239) 498-8215
Facsimile: (239) 498-8277

Copy to:

WCI Communities, LLC
24301 Walden Center Dr.
Bonita Springs, FL 34134
Attn: Vivien Hastings
Telephone: (239) 498-8213
Facsimile: (239) 498-8277

To Title Agent and Escrow Agent:

Florida Title & Guarantee
1580 Sawgrass Corp. Parkway, Suite 410
Sunrise, Florida 33323
Attn: Kelly Davis
Telephone: (954) 509-1444
Facsimile: (954) 341-9834

13.4 Integration and Severability. This Agreement and the attachments hereto set forth the entire understanding of Buyer and Seller with the respect to the matters which are the subject of this Agreement, superseding and/or incorporating all prior or contemporaneous oral or written agreements, and may be changed, modified, or amended only by an instrument in writing executed by the party against whom the enforcement of any such change, modification or amendment is sought.

13.5 Assignment by Buyer. This Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent may be withheld by Seller in its sole and absolute discretion; provided, however, that Buyer shall be entitled to assign its rights and obligations under this Agreement in whole but not in part to an Affiliate of Buyer without obtaining Seller's prior written consent. If approved by Seller in the manner provided above or permitted as set forth above, the approved or permitted assignee will be named as the grantee in the deeds and all other closing documents. Buyer's obligations under this Agreement shall terminate upon Seller's written consent to the assignment and the written agreement of the assignee to accept the assignment of rights and responsibilities under this Agreement. Evidence of legal existence and authority for the proposed assignee will be provided by Buyer to Seller at the time the assignment is requested in writing by Buyer. In the event the proposed assignee is an Affiliate of Buyer, evidence shall also be provided of the legal relationship of the proposed assignee and Buyer.

13.6 Assignment or Merger by Seller. Seller will have the right, in its sole discretion, to assign or transfer any of its rights and obligations under this Agreement, without the consent of Buyer, to any parent or Affiliate of Seller to which the Land (or the portion thereof not previously acquired by Buyer) is transferred. Furthermore, Buyer agrees that any change of name or ownership structure of Seller due to any merger, debt and/or equity offer of Seller or an Affiliate, operation of law or otherwise, will not be deemed a breach of this section and Buyer's consent will be deemed given upon execution of this Agreement.

13.7 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon, and is intended solely for the benefit of, the parties hereto, and their respective heirs, personal representatives, successors, and assigns; and no third party will have any rights, privileges or other beneficial interests herein or hereunder.

13.8 Construction. Headings and similar structural elements set forth in this Agreement are intended for ease of reference only, and are not intended, and will not be construed, to reflect the intention of the parties or to affect the substance of this Agreement. This Agreement has been negotiated at arm's length between Seller and Buyer, each represented by legal counsel of its choice and having an ample opportunity to negotiate the form and substance hereof, and therefore in construing the provisions of this Agreement the parties will be deemed to have had equal roles in drafting.

13.9 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Florida, and in the event of any litigation concerning the terms of this Agreement, proper venue thereof will be in the County.

13.10 Invalid Provisions. In the event any term or provision of this Agreement is held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions will not be affected thereby, but will be valid and remain in force and effect, provided that the inoperative provisions are not essential to the interpretation or performance of this Agreement in accordance with the clear intent of the parties.

13.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute the same instrument; and delivery of signatures transmitted by facsimile or by PDF electronic transmission shall be deemed given as of the date and time of transmission and shall be binding as originals upon the parties so signing.

13.12 No Waiver of Default. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

13.13 Time. Subject only to rights of notice and cure, if any, specified in this Agreement, time is of the essence with respect to the payment of moneys and the performance of each and every obligation set forth in this Agreement. All references to days herein (unless otherwise specified) include Saturdays, Sundays and legal holidays; provided, however, if the day specified for performance is not a Business Day, the time period for performance will be extended to the next succeeding Business Day.

13.14 1031 Exchange. If either Seller or Buyer wishes to enter into a like-kind exchange under Section 1031 of the Internal revenue Code ("Exchange"), the other party will cooperate in all reasonable respects to effectuate the Exchange including executing documents; provided however, that the cooperating party will incur no liability or cost related to the Exchange and that the Closing shall not be contingent upon, extended or delayed by the exchange.

13.15 Coastal Construction Line. Buyer acknowledges and agrees that a part of the Land lies seaward of the coastal construction line as defined in Section 161.053 of the Florida Statutes, and Buyer hereby waives any requirement that Seller provide Buyer with an affidavit or survey delineating the line's location on the Land. The Land being purchased may be subject to coastal erosion and to federal, state or local regulations that govern coastal property, including delineation of the coastal construction control line, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida Department of Environmental Protection, including

whether there are significant erosion conditions associated with the shoreline of the Land being purchased.

_______ By initialing this line, Buyer waives the right to receive a CCCL affidavit or survey. This waiver shall survive the Closing.

13.16 Maintenance of the Land. Between the Agreement Date and the Closing Date, Seller shall maintain the Land in a manner consistent with Seller's past practices prior to the Agreement Date.

13.17 Florida Required Radon Gas Disclosure. RADON IS A NATURALLY OCCURRING RADIACTIVE GAS THAT, WHEN IT HAS ACCCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES MAY PRESENT HEALTH RISK TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE PRESENCE OR ABSENCE OF RADON GAS ON THE LAND.

13.18 WAIVER OF JURY TRIAL. BUYER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.

13.19 Beach Mouse Mitigation Matter. The parties acknowledge that Seller has submitted an application to extend and modify Army Corps of Engineers ("ACOE") permit No. 199404539 (IP-KO) ("Permit Modification") for Seller's Lost Key Community. The issuance of the Permit Modification shall be a condition precedent to Closing, as provided in Section 6.1 (a)(v) above. As part of the Permit Modification process, the U.S. Fish and Wildlife Service ("USFWS") shall issue a biological opinion ("Biological Opinion") to ACOE to assess the impact to the Perdido Key Beach Mouse and its designated habitat, including the affirmative obligation to pay $100,000.00 per acre for each acre of designated critical habitat which is permanently impacted from the construction of Seller's Lost Key Community ("Beach Mouse Impact Fee"). Promptly following the issuance of the Biological Opinion setting forth the Beach Mouse Impact Fee, Seller and Buyer shall mutually determine the portion of the Beach Mouse Impact Fee associated with the Land being conveyed to Buyer, which amount shall not exceed Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) ("Land BM Impact Fee"). At Closing, Seller and Buyer shall execute all documents necessary for Buyer to assume the portion of the ACOE Permit (as modified by the Permit Modification) representing solely the

Land (based upon the calculation of beach mouse mitigation impact evidenced by the Land BM Impact Fee) ("Partially Assigned Permit"). The Land BM Impact Fee shall be paid by Seller at Closing to the County and shall be reflected on the HUD closing statement. After Closing, Seller shall execute and deliver all such additional and further instruments and documents as Buyer may reasonably require to fully vest in Buyer the Partially Assigned Permit. Notwithstanding anything to the contrary in this Agreement, if Seller has not obtained the Permit Modification on or before December 30, 2012, this Agreement shall automatically terminate, the Deposit shall be refunded to Buyer, and subject to Sections 7.1, 7.3 and 10, the parties shall have no further rights or obligations hereunder.

13.20 Entry Road. The parties agree that Seller, at its sole cost and expense, shall be responsible for construction of an entry road (including the water management system related thereto) for the Lost Key Community on land owned by Seller immediately adjacent to Parcels A1 through A5 ("Entry Road"), identified as the "Access Road" on the map (together with the legal description) set forth on Exhibit "A" attached hereto. Buyer acknowledges and agrees that Seller shall have the right to utilize adjacent fill derived from construction of the water management system on Buyer's Land (at no additional cost) in order to construct the Entry Road. The definition of Entry Road includes any and all improvements required by the County to be made to Perdido Key Drive (a/k/a County Highway 292) to serve the Land, and includes the water management system related to the Entry Road. The cost of construction of the Entry Road is currently estimated to be Two Million Five Hundred Thousand and NO/100 Dollars ($2,500,000.00). Seller shall prepare the plans and specifications for the Entry Road at its sole cost and expense and shall provide Buyer with copies of the plans and specifications for the Entry Road, which plans and specifications are subject to change from time to time, and shall be mutually agreeable to Seller and Buyer. At Closing, the parties shall enter into an easement granting Seller access to and over the Land for the purpose of constructing the Entry Road, including but not limited to, obtaining fill from the Land in connection with such construction activities ("Entry Road Easement"). Buyer acknowledges and agrees that the Entry Road Easement shall contain cost sharing provisions obligating Buyer (and its successors and assigns), to pay its pro-rata share of maintenance of the Entry Road. The parties agree that the methodology for calculating Buyer's pro-rata share of maintenance and the form of the Entry Road Easement shall be mutually determined by the parties prior to the expiration of the Inspection Period.

Seller shall commence construction of the Entry Road upon the later of (1) ninety (90) days after Closing, or (2) not later than thirty (30) days after Buyer obtains Site Plan approval from the County for Buyer's proposed hotel on the portion of the Land known as Site B-1 ("County Approval"). Buyer shall provide written notice to Seller of the County Approval within three (3) days following Buyer's receipt of same. Seller's obligation to "commence construction" of the Entry Road shall mean submission of the application by Seller of the necessary permits and approvals from the applicable Governmental Authorities for construction of the Entry Road. Once Seller has commenced construction of the Entry Road, Seller shall use good faith efforts to complete construction of the Entry Road. Seller acknowledges and agrees that upon completion of construction of the Entry Road by Seller, Seller shall grant an access easement in favor of Buyer and the residents in Buyer's community and guests in Buyer's hotel for the purpose of permitting access over the Entry Road and to the amenities contained within

the Lost Key Community, as described in Section 13.24 below. Seller shall prepare the conveyance documents and access easement at its sole cost and expense and shall pay for the recording of the easement. Buyer acknowledges and agrees that Buyer shall have no ownership rights, but shall have a perpetual easement to and over the Entry Road in accordance with the provisions of this Section 13.20. Buyer further acknowledges and agrees that local codes and ordinances or other applicable governmental regulations may require that the Land be platted, and that any such platting, if required, shall be performed by Buyer after Closing at Buyer's sole cost and expense, and Seller shall have no obligation or liability with respect to any platting of the Land. The provisions of this Section 13.20 shall survive Closing.

13.21 Density Matters. It shall be a condition to Buyer's obligation to close, that the County shall have approved the transfer of an aggregate of 250 hotel units to the portion of the Land known as Site B-1 ("Density Transfer"), which Density Transfer may be evidenced by an amendment to the Development Agreement ("Amendment to Development Agreement"), or resolutions adopted by the County ("Resolutions") (or such other covenant or document as determined by the County), which Amendment to Development Agreement or Resolutions or other covenant as determined by the County, shall be recorded in the public records of the County, at or prior to Closing. If recorded by Seller prior to Closing, such documents shall become part of the Permitted Exceptions. Buyer acknowledges and agrees that the portion of the Land known as Sites A-1 to A-5 has density approval for a minimum of 350 residential units.

13.22 Restrictive Covenant. Buyer agrees that it shall not be permitted to construct residential units on Parcels A1 through A5 without the prior written consent of Seller, in its sole and absolute discretion and a restrictive covenant encumbering the Land providing for the same shall be executed by both parties and recorded at Closing ("Restrictive Covenant"). Notwithstanding the foregoing, the Restrictive Covenant shall provide that in the event Seller no longer owns or maintains any property in the Lost Key Community, the Restrictive Covenant shall terminate, which termination shall be evidenced by a termination of Restrictive Covenant executed by Seller and recorded in the Public Records of the County. This provision shall survive Closing.

13.23 Hotel. The parties agree that Buyer intends to construct an approximately 250 room hotel on the portion of the Land known as Site B-1. Buyer agrees that the flag/brand of the hotel shall be Marriott or a substantially similar company and Seller shall have the right, in its sole and absolute discretion, to approve the flag/brand of said hotel and a restrictive covenant encumbering the Land providing for the same shall be executed by both parties and recorded at Closing. This provision shall survive Closing.

13.24 Reciprocal Amenities Agreement. At Closing, the parties shall enter into an agreement and easement (collectively, the "Reciprocal Amenities Agreement") encumbering the Land and the Amenities Property (as defined under the Amenities Declaration) providing that (1) Seller and the residents of Seller's Lost Key Community shall have full access and use rights to Buyer's beach and hotel amenities located on the Land ("Buyer's Amenities") and (2) Buyer and the guests in Buyer's hotel and residents (if any) in Buyer's community located on the Land shall have full access and use rights to Seller's current and future Amenities Facilities (as defined in the Amenities Declaration) at its Lost Key Community, as such Amenities Facilities may be

constructed by Seller from time to time in its sole discretion. The Reciprocal Amenities Agreement will recite that (a) neither Buyer nor Seller nor any user under the Amenities Declaration shall be required to contribute funds in connection with the cross-use of the various amenities, as the reciprocal use rights being granted shall serve as due and appropriate consideration, and (b) the parties may charge for individual services separate and apart from the right of access and use (such as, by way of example but without limitation, food and beverage charges, expenses for rental of beach and pool recreational equipment and tennis lessons), which charges shall be paid by the user receiving the benefit of such service. Buyer acknowledges and agrees that Seller is under no obligation to provide any such Amenities Facilities in Seller's Lost Key Community. Seller acknowledges that Buyer is under no obligation to provide Buyer's Amenities unless and until the hotel and related amenities have been constructed on the Land. The Reciprocal Amenities Agreement shall be recorded in the public records of the County at Closing.

13.25 Height Variance Approval. Prior to Closing Seller shall obtain approval from the County, the Board of Adjustment or other applicable Governmental Authority, approving a height of up to 28 stories for a hotel on Site B-1 of the Land ("Height Variance Approval").

13.26 Special Assessment Ordinance Buyer agrees that it shall be responsible for payment of any and all assessments pursuant to, and as required by, the Ordinance as defined below:

In 2006, Escambia County adopted Ordinance No. 2006-2, "The Perdido Key Beach Mouse Special Assessment Ordinance," ("Ordinance") providing a mechanism to impose and collect a recurring annual assessment for those properties involved in mitigation for Perdido Key Beach Mouse ("PKBM") habitat impacts. According to the Ordinance, Article 7, Section 7.13.03, Escambia County Land Development Code, new developments or redevelopments on Perdido Key located in the approximate 240 acres identified as PKBM habitat, which includes the Land, shall be assessed an annual, recurring special assessment of $201 per unit. A "unit" is one or more rooms, designed, occupied or intended for occupancy as separate living quarters, with cooking, sleeping and sanitary facilities provided within the dwelling for the exclusive use of a single household. In addition, "unit" includes any commercial or lodging establishment, and in those instances where a commercial establishment has definable delineations of separate ownership, each such division of separate ownership is considered a unit. Pursuant to the Ordinance, the collection of the annual assessment will commence upon the issuance of a certificate of occupancy for any unit subject to the assessment, and continue on an annual basis until the repeal of the Ordinance.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date(s) hereinafter set forth.

WITNESSED BY:	**SELLER:**
	WCI COMMUNITIES, LLC, a Delaware limited liability company
Name: MARGARET A. SISK	By: ________ John Perry, Vice President
Name: LEDIA METAJ	Date: 22 June, 2012
	BUYER:
	MLD, LLC, a Delaware limited liability company
Name: A Katrina H. Porter	By: ________
Name: MICHELLE BOWEN	PAS, Managing Member
	Date: 6/21/12, 2012

Escrow Agent hereby agrees to hold and disburse the Deposit in accordance with and subject to the provisions of the foregoing Agreement for Sale and Purchase of Real Property.

Watermark Realty, Inc.
d/b/a Florida Title & Guarantee

By: ________
Name: Kelly Dauri
Title: Commercial Closing MGR
Date: 6/22/12

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND


1 of 1

DESCRIPTION:

PARCEL 1:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET TO THE POINT OF BEGINNING; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE EAST HAVING A RADIUS 349.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 170.97 FEET (CHORD BEARING OF S 05°19'10" E FOR A CHORD LENGTH OF 169.27 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 292.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 285.10 FEET (CHORD BEARING OF S 08°37'04" W FOR A CHORD LENGTH OF 273.91 FEET); THENCE N 50°31'30" W, 21.73 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE SOUTH HAVING A RADIUS OF 195.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.39 FEET (CHORD BEARING OF S 44°17'06" W FOR A CHORD LENGTH OF 52.23 FEET); THENCE S 36°35'17" W, 23.60 FEET TO A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 125.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 57.34 FEET (CHORD BEARING OF S 49°43'46" W FOR A CHORD LENGTH OF 56.84 FEET) TO A POINT OF TANGENCY: THENCE S 62°52'15" W, 48.96 FEET TO A POINT ON A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 120.00 FEET; THENCE ALONG AN ARC OF SAID CURVE 42.56 FEET (CHORD BEARING OF S

73°01'50" W FOR A CHORD LENGTH OF 42.33 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 147.82 FEET; THENCE ALONG THE ARC OF SAID CURVE 56.81 FEET (CHORD BEARING OF S 72°10'46" W FOR A CHORD LENGTH OF 56.47 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 148.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 59.03 FEET (CHORD BEARING OF S 72°35'40" W FOR A CHORD LENGTH OF 58.64 FEET) TO A POINT OF COMPOUND CURVATURE HAVING A RADIUS OF 489.35 FEET; THENCE ALONG THE ARC OF SAID CURVE 136.05 FEET (CHORD BEARING OF N 88°00'53" W FOR A CHORD LENGTH OF 135.61 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 81.24 FEET; THENCE ALONG THE ARC OF SAID CURVE 38.52 FEET (CHORD BEARING OF S 86°28'41" W FOR A CHORD LENGTH 38.16 FEET) TO A POINT OF TANGENCY; THENCE S 72°57'30" W, 31.29 FEET TO A POINT OF CURVATURE CONCAVE WEST HAVING A RADIUS OF 85.59 FEET; THENCE ALONG THE ARC OF SAID CURVE 20.88 FEET (CHORD BEARING OF S 79°57'28" W FOR A CHORD LENGTH 20.83 FEET) TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 189.41 FEET (CHORD BEARING OF S 73°12'53" W FOR A CHORD LENGTH OF 161.81 FEET); THENCE S 71°33'30" W, 107.91 FEET TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS 100.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 35.86 FEET (CHORD BEARING OF S 61°17'05" W FOR A CHORD LENGTH 35.67 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE SOUTH HAVING A RADIUS 455.49 FEET; THENCE ALONG THE ARC OF SAID CURVE 437.63 FEET (CHORD BEARING OF S 23°29'12" W FOR A CHORD LENGTH 420.99 FEET); THENCE S 58°59'01" W, 67.54 FEET; THENCE S 07°32'41" E, 100.20 FEET; THENCE S 82°39'56" W, 158.43 FEET; THENCE N 07°20'30" W, 434.50 FEET; THENCE S 82°40'09" W, 199.77 FEET; THENCE S 07°37'49" E, 434.85 FEET; THENCE S 82°41'23" W, 199.91 FEET; THENCE N 08°52'07" W, 200.19 FEET; THENCE N 01°40'09" E, 952.22 FEET; TO THE POINT OF BEGINNING. CONTAINING 1,136,912 SQUARE FEET OR 26.10 ACRES MORE OR LESS.

PARCEL 2:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET; THENCE S 38°32'35" E, 70.58 FEET TO THE POINT OF BEGINNING; THENCE S 42°34'38" E, 107.89 FEET; THENCE S 85°04'48" E, 187.40 FEET; THENCE N 88°55'27" E, 301.06 FEET; THENCE N 89°45'32" E, 428.81 FEET; THENCE S 01°44'41" W, 405.48 FEET; THENCE N 88°17'08" W, 228.01 FEET; THENCE S 01°44'31" W, 45.16 FEET; THENCE N 88°16'06" W, 231.94 FEET; THENCE N 01°39'59" E, 44.96 FEET; THENCE N 88°14'13" W, 200.00 FEET; THENCE S 01°43'55" W, 305.00 FEET; THENCE S 82°34'46" W, 603.33 FEET; THENCE S 07°22'08 E, 199.39 FEET; THENCE S 82°39'10" W, 200.00 FEET; THENCE N 07°22'08" W, 199.32 FEET; THENCE S 82°34'46" W, 200.00 FEET; THENCE S 07°22'08" E, 198.88 FEET; THENCE S 82°39'10" W, 187.66 FEET; THENCE N 07°14'13" W, 95.29 FEET; THENCE N 67°07'35" W, 31.21 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 200.76 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.17 FEET (CHORD BEARING FOR N 74°34'16" W FOR A CHORD BEARING 52.02 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 97.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 13.96 FEET (CHORD BEARING FOR N 27°38'11" W FOR A CHORD LENGTH 13.94 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 53.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 26.30 FEET (CHORD BEARING N 17°32'38" W FOR A CHORD LENGTH OF 26.03 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE NORTH HAVING A RADIUS 288.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 392.50 FEET (CHORD BEARING FOR N 35°42'48" E FOR A CHORD LENGTH OF 362.82 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 194.96 FEET (CHORD BEARING OF N 89°24'53" E FOR A CHORD LENGTH OF 164.95 FEET); THENCE N 82°43'24" E, 166.69 FEET TO POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 422.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 206.56 FEET (CHORD BEARING FOR N 68°42'03" E FOR A CHORD LENGTH OF 204.50 FEET) TO A POINT OF TANGENCY; THENCE S 54°40'42" W, 154.09 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 336.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.16 FEET (CHORD BEARING FOR N 46°13'26" E FOR A CHORD LENGTH OF 98.80 FEET); THENCE N 50°31'30" W, 12.17 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 340.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 334.39 FEET (CHORD BEARING FOR N 08°49'18" E FOR A CHORD LENGTH OF 321.07 FEET) TO POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 301.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.35 FEET (CHORD BEARING FOR N 09°53'53" W FOR A CHORD LENGTH OF 98.90 FEET) TO THE POINT OF BEGINNING. CONTAINING 801,318 SQUARE FEET OR 18.40 ACRES MORE OR LESS.

ACCESS ROAD:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET TO THE POINT OF BEGINNING ALSO TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE EAST HAVING A RADIUS 349.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 170.97 FEET (CHORD BEARING OF S 05°19'10" E FOR A CHORD LENGTH OF 169.27 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 292.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 285.10 FEET (CHORD BEARING OF S 08°37'04" W FOR A CHORD LENGTH OF 273.91 FEET); THENCE N 50°31'30" W, 21.73 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE SOUTH HAVING A RADIUS OF 195.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.39 FEET (CHORD BEARING OF S 44°17'06" W FOR A CHORD LENGTH OF 52.23 FEET); THENCE S 36°35'17" W, 23.60 FEET TO A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 125.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 57.34 FEET (CHORD BEARING OF S 49°43'46" W FOR A CHORD LENGTH OF 56.84 FEET) TO A POINT OF TANGENCY: THENCE S 62°52'15" W, 48.96 FEET TO A POINT ON A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 120.00 FEET; THENCE ALONG AN ARC OF SAID CURVE 42.56 FEET (CHORD BEARING OF S 73°01'50" W FOR A CHORD LENGTH OF 42.33 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 147.82 FEET; THENCE ALONG THE ARC OF SAID CURVE 56.81 FEET (CHORD BEARING OF S 72°10'46" W FOR A CHORD LENGTH OF 56.47 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 148.00

FEET; THENCE ALONG THE ARC OF SAID CURVE 59.03 FEET (CHORD BEARING OF S 72°35'40" W FOR A CHORD LENGTH OF 58.64 FEET) TO A POINT OF COMPOUND CURVATURE HAVING A RADIUS OF 489.35 FEET; THENCE ALONG THE ARC OF SAID CURVE 136.05 FEET (CHORD BEARING OF N 88°00'53" W FOR A CHORD LENGTH OF 135.61 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 81.24 FEET; THENCE ALONG THE ARC OF SAID CURVE 38.52 FEET (CHORD BEARING OF S 86°28'41" W FOR A CHORD LENGTH 38.16 FEET) TO A POINT OF TANGENCY; THENCE S 72°57'30" W, 31.29 FEET TO A POINT OF CURVATURE CONCAVE WEST HAVING A RADIUS OF 85.59 FEET; THENCE ALONG THE ARC OF SAID CURVE 20.88 FEET (CHORD BEARING OF S 79°57'28" W FOR A CHORD LENGTH 20.83 FEET) TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 189.41 FEET (CHORD BEARING OF S 73°12'53" W FOR A CHORD LENGTH OF 161.81 FEET); THENCE S 71°33'30" W, 107.91 FEET TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS 100.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 35.86 FEET (CHORD BEARING OF S 61°17'05" W FOR A CHORD LENGTH 35.67 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE SOUTH HAVING A RADIUS 455.49 FEET; THENCE ALONG THE ARC OF SAID CURVE 437.63 FEET (CHORD BEARING OF S 23°29'12" W FOR A CHORD LENGTH 420.99 FEET); THENCE S 58°59'01" W, 67.54 FEET; THENCE S 07°32'41" E, 100.20 FEET; THENCE N 82°39'56" E, 253.69 FEET; THENCE N 07°14'13" W, 95.29 FEET; THENCE N 67°07'35" W, 31.21 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 200.76 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.17 FEET (CHORD BEARING FOR N 74°34'16" W FOR A CHORD BEARING 52.02 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 97.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 13.96 FEET (CHORD BEARING FOR N 27°38'11" W FOR A CHORD LENGTH 13.94 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 53.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 26.30 FEET (CHORD BEARING N 17°32'38" W FOR A CHORD LENGTH OF 26.03 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE NORTH HAVING A RADIUS 288.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 392.50 FEET (CHORD BEARING FOR N 35°42'48" E FOR A CHORD LENGTH OF 362.82 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 194.96 FEET (CHORD BEARING OF N 89°24'53" E FOR A CHORD LENGTH OF 164.95 FEET); THENCE N 82°43'24" E, 166.69 FEET TO POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 422.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 206.56 FEET (CHORD BEARING FOR N 68°42'03" E FOR A CHORD LENGTH OF 204.50 FEET) TO A POINT OF TANGENCY; THENCE N 54°40'42" E, 154.09 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 336.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.16 FEET (CHORD BEARING FOR N 46°13'26" E FOR A CHORD LENGTH OF 98.80 FEET); THENCE N 50°31'30" W, 12.17 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 340.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 334.39 FEET (CHORD BEARING FOR N 08°49'18" E FOR A CHORD LENGTH OF 321.07 FEET) TO POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 301.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.35 FEET (CHORD BEARING FOR N 09°53'53" W FOR A CHORD LENGTH OF 98.90 FEET); THENCE N 38°32'35"W, 70.58 FEET TO THE POINT OF BEGINNING. CONTAINING 189,059 SQUARE FEET OR 4.34 ACRES MORE OR LESS.

Site B-1
(Escambia County, FL)

All of Lots 31 and 32, the plat of GULF BEACH SUBDIVSION, according to the plat thereof, as recorded in Plat Book 4, pages 52, the Public records of Escambia County, Florida, less and except therefrom that portion described in the deed to the state of Florida department of transportation recorded in Official Records Book 5819, page 1226, the Public Records of Escambia County, Florida.

Parcel Folio#: 103509000 & 103511000

EXHIBIT B

THIS INSTRUMENT PREPARED BY AND RETURN TO:

WCI Communities, LLC
24301 Walden Center Drive
Bonita Springs, Florida 34134
Attn: Legal Department

SPECIAL WARRANTY DEED

THIS INDENTURE, made this _____ day of ____________, 2012, between WCI COMMUNITIES, LLC, a Delaware limited liability company, whose address is 24301 Walden Center Drive, Bonita Springs, FL 34134 (hereinafter called the "Grantor"), and MLD, LLC, a __________________________ limited liability company, whose address is ____ (hereinafter called the "Grantee").

W I T N E S S E T H :

That the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid, the receipt whereof is hereby acknowledged, by these presents do grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, its successors and assigns forever, all that certain parcel of land lying and being in the County of Escambia, State of Florida, as more particularly described on Exhibit "A" hereto (the "Land");

TOGETHER WITH all the tenements, hereditaments, and appurtenances thereto belonging or in anywise appertaining.

SUBJECT TO the matters set forth on Exhibit "B" hereto, without any intention to reimpose same;

TO HAVE AND TO HOLD the above described Land, with the appurtenances, unto the said Grantee, its successors and assigns, in fee simple forever.

And the Grantor does specially warrant the title to said Land subject to the matters referred to above and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

IN WITNESS WHEREOF, the Grantor has caused these presents to be duly authorized in its name and by those thereunto duly authorized, the day and year first above written.

WITNESSES:

WCI COMMUNITIES, LLC, a Delaware limited liability company

By:________________________________
Name:______________________________
Title:_____________________________

____
Print Name:______________________

____
Print Name:______________________

STATE OF FLORIDA
COUNTY OF ______________

The foregoing instrument was acknowledged before me this ____ day of ________, 2012, by ______________, as __________________ of WCI COMMUNITIES, LLC, a Delaware limited liability company, on behalf of the company; who is personally known to me.

____
Notary Public, State of Florida at Large

____
Printed Name of Notary Public

My Commission expires:

Exhibit "A"

LEGAL DESCRIPTION OF THE LAND

DESCRIPTION:

PARCEL 1:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET TO THE POINT OF BEGINNING; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE EAST HAVING A RADIUS 349.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 170.97 FEET (CHORD BEARING OF S 05°19'10" E FOR A CHORD LENGTH OF 169.27 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 292.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 285.10 FEET (CHORD BEARING OF S 08°37'04" W FOR A CHORD LENGTH OF 273.91 FEET); THENCE N 50°31'30" W, 21.73 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE SOUTH HAVING A RADIUS OF 195.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.39 FEET (CHORD BEARING OF S 44°17'06" W FOR A CHORD LENGTH OF 52.23 FEET); THENCE S 36°35'17" W, 23.60 FEET TO A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 125.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 57.34 FEET (CHORD BEARING OF S 49°43'46" W FOR A CHORD LENGTH OF 56.84 FEET) TO A POINT OF TANGENCY: THENCE S 62°52'15" W, 48.96 FEET TO A POINT ON A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 120.00 FEET; THENCE ALONG AN ARC OF SAID CURVE 42.56 FEET (CHORD BEARING OF S 73°01'50" W FOR A CHORD LENGTH OF 42.33 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 147.82 FEET; THENCE ALONG THE ARC OF SAID CURVE 56.81 FEET (CHORD BEARING OF S 72°10'46" W FOR A CHORD LENGTH OF 56.47 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 148.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 59.03 FEET (CHORD BEARING OF S 72°35'40" W FOR A CHORD LENGTH OF 58.64 FEET) TO A POINT OF COMPOUND CURVATURE HAVING A RADIUS OF 489.35 FEET; THENCE ALONG THE ARC OF SAID CURVE 136.05 FEET (CHORD BEARING OF N 88°00'53" W FOR A CHORD LENGTH OF 135.61 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 81.24 FEET; THENCE ALONG THE ARC OF SAID CURVE 38.52 FEET (CHORD BEARING OF S 86°28'41" W FOR A CHORD LENGTH 38.16 FEET) TO A POINT OF TANGENCY; THENCE S 72°57'30" W, 31.29 FEET TO A POINT OF CURVATURE CONCAVE WEST HAVING A RADIUS OF 85.59 FEET; THENCE ALONG THE ARC OF SAID CURVE 20.88 FEET (CHORD BEARING OF S 79°57'28" W FOR A CHORD LENGTH 20.83 FEET) TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 189.41 FEET (CHORD BEARING OF S 73°12'53" W FOR A CHORD LENGTH OF 161.81 FEET); THENCE S 71°33'30" W, 107.91 FEET TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS 100.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 35.86 FEET (CHORD BEARING OF S 61°17'05" W FOR A CHORD LENGTH 35.67 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE SOUTH HAVING A RADIUS 455.49 FEET; THENCE ALONG THE ARC OF SAID CURVE 437.63 FEET (CHORD BEARING OF S 23°29'12" W FOR A CHORD LENGTH 420.99 FEET); THENCE S 58°59'01" W, 67.54 FEET; THENCE S 07°32'41" E, 100.20 FEET; THENCE S 82°39'56" W, 158.43 FEET; THENCE N 07°20'30" W, 434.50 FEET; THENCE S 82°40'09" W, 199.77 FEET; THENCE S 07°37'49" E, 434.85 FEET; THENCE S 82°41'23" W, 199.91 FEET; THENCE N 08°52'07" W, 200.19 FEET; THENCE N 01°40'09" E, 952.22 FEET; TO THE POINT OF BEGINNING. CONTAINING 1,136,912 SQUARE FEET OR 26.10 ACRES MORE OR LESS.

PARCEL 2:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET; THENCE S 38°32'35" E, 70.58 FEET TO THE POINT OF BEGINNING; THENCE S 42°34'38" E, 107.89 FEET; THENCE S 85°04'48" E, 187.40 FEET; THENCE N 88°55'27" E, 301.06 FEET; THENCE N 89°45'32" E, 428.81 FEET; THENCE S 01°44'41" W, 405.48 FEET; THENCE N 88°17'08" W, 228.01 FEET; THENCE S 01°44'31" W, 45.16 FEET; THENCE N 88°16'06" W, 231.94 FEET; THENCE N 01°39'59" E, 44.96 FEET; THENCE N 88°14'13" W, 200.00 FEET; THENCE S 01°43'55" W, 305.00 FEET; THENCE S 82°34'46" W, 603.33 FEET; THENCE S 07°22'08 E, 199.39 FEET; THENCE S 82°39'10" W, 200.00 FEET; THENCE N 07°22'08" W, 199.32 FEET; THENCE S 82°34'46" W, 200.00 FEET; THENCE S 07°22'08" E, 198.88 FEET; THENCE S 82°39'10" W, 187.66 FEET; THENCE N 07°14'13" W, 95.29 FEET; THENCE N 67°07'35" W, 31.21 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 200.76 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.17 FEET (CHORD BEARING FOR N 74°34'16" W FOR A CHORD BEARING 52.02 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 97.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 13.96 FEET (CHORD BEARING FOR N 27°38'11" W FOR A CHORD LENGTH 13.94 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 53.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 26.30 FEET (CHORD BEARING N 17°32'38" W FOR A CHORD LENGTH OF 26.03 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE NORTH HAVING A RADIUS 288.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 392.50 FEET (CHORD BEARING FOR N 35°42'48" E FOR A CHORD LENGTH OF 362.82 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 194.96 FEET (CHORD BEARING OF N 89°24'53" E FOR A CHORD LENGTH OF 164.95 FEET); THENCE N 82°43'24" E, 166.69 FEET TO POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 422.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 206.56 FEET (CHORD BEARING FOR N 68°42'03" E FOR A CHORD LENGTH OF 204.50 FEET) TO A POINT OF TANGENCY; THENCE S 54°40'42" W, 154.09 FEET TO A POINT OF

CURVATURE CONCAVE NORTH HAVING A RADIUS OF 336.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.16 FEET (CHORD BEARING FOR N 46°13'26" E FOR A CHORD LENGTH OF 98.80 FEET); THENCE N 50°31'30" W, 12.17 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 340.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 334.39 FEET (CHORD BEARING FOR N 08°49'18" E FOR A CHORD LENGTH OF 321.07 FEET) TO POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 301.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.35 FEET (CHORD BEARING FOR N 09°53'53" W FOR A CHORD LENGTH OF 98.90 FEET) TO THE POINT OF BEGINNING. CONTAINING 801,318 SQUARE FEET OR 18.40 ACRES MORE OR LESS.

ACCESS ROAD:

COMMENCE AT THE NORTHWEST CORNER OF LOT 104 OF GULF BEACH SUBDIVISION LOCATED IN PLAT BOOK 4, PAGE 52 IN ESCAMBIA COUNTY, FLORIDA; THENCE S 01°40'09" W, 784.18 FEET; THENCE N 87°10'12" E, 112.92 FEET; THENCE S 89°21'28" E, 88.90 FEET; THENCE N 79°49'49" E, 138.69 FEET; THENCE S 84°30'53" E, 181.65 FEET; THENCE N 87°01'18" E, 613.63 FEET; N 84°34'34"E, 204.64 FEET; THENCE N 82°25'42" E, 89.05 FEET; THENCE N 51°13'38" E, 109.10 FEET; THENCE S 87°24'24" E, 100.66 FEET TO THE POINT OF BEGINNING ALSO TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE EAST HAVING A RADIUS 349.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 170.97 FEET (CHORD BEARING OF S 05°19'10" E FOR A CHORD LENGTH OF 169.27 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 292.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 285.10 FEET (CHORD BEARING OF S 08°37'04" W FOR A CHORD LENGTH OF 273.91 FEET); THENCE N 50°31'30" W, 21.73 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE SOUTH HAVING A RADIUS OF 195.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.39 FEET (CHORD BEARING OF S 44°17'06" W FOR A CHORD LENGTH OF 52.23 FEET); THENCE S 36°35'17" W, 23.60 FEET TO A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 125.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 57.34 FEET (CHORD BEARING OF S 49°43'46" W FOR A CHORD LENGTH OF 56.84 FEET) TO A POINT OF TANGENCY: THENCE S 62°52'15" W, 48.96 FEET TO A POINT ON A TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 120.00 FEET; THENCE ALONG AN ARC OF SAID CURVE 42.56 FEET (CHORD BEARING OF S 73°01'50" W FOR A CHORD LENGTH OF 42.33 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 147.82 FEET; THENCE ALONG THE ARC OF SAID CURVE 56.81 FEET (CHORD BEARING OF S 72°10'46" W FOR A CHORD LENGTH OF 56.47 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE WEST HAVING A RADIUS OF 148.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 59.03 FEET (CHORD BEARING OF S 72°35'40" W FOR A CHORD LENGTH OF 58.64 FEET) TO A POINT OF COMPOUND CURVATURE HAVING A RADIUS OF 489.35 FEET; THENCE ALONG THE ARC OF SAID CURVE 136.05 FEET (CHORD BEARING OF N 88°00'53" W FOR A CHORD LENGTH OF 135.61 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 81.24 FEET; THENCE ALONG THE ARC OF SAID CURVE 38.52 FEET (CHORD BEARING OF S 86°28'41" W FOR A CHORD LENGTH 38.16 FEET) TO A POINT OF TANGENCY; THENCE S 72°57'30" W, 31.29 FEET TO A POINT OF CURVATURE CONCAVE WEST HAVING A RADIUS OF 85.59 FEET; THENCE ALONG THE ARC OF SAID CURVE 20.88 FEET (CHORD BEARING OF S 79°57'28" W FOR A CHORD LENGTH 20.83 FEET) TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS OF 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 189.41 FEET (CHORD BEARING OF S 73°12'53" W FOR A CHORD LENGTH OF 161.81 FEET); THENCE S 71°33'30" W, 107.91 FEET TO A POINT OF CURVATURE CONCAVE SOUTH HAVING A RADIUS 100.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 35.86 FEET (CHORD BEARING OF S 61°17'05" W FOR A CHORD LENGTH 35.67 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE SOUTH HAVING A RADIUS 455.49 FEET; THENCE ALONG THE ARC OF SAID CURVE 437.63 FEET (CHORD BEARING OF S 23°29'12" W FOR A CHORD LENGTH 420.99 FEET); THENCE S 58°59'01" W, 67.54 FEET; THENCE S 07°32'41" E, 100.20 FEET; THENCE N 82°39'56" E, 253.69 FEET; THENCE N 07°14'13" W, 95.29 FEET; THENCE N 67°07'35" W, 31.21 FEET TO A POINT ON A NON-TANGENTIAL CURVE CONCAVE WEST HAVING A RADIUS OF 200.76 FEET; THENCE ALONG THE ARC OF SAID CURVE 52.17 FEET (CHORD BEARING FOR N 74°34'16" W FOR A CHORD BEARING 52.02 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 97.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 13.96 FEET (CHORD BEARING FOR N 27°38'11" W FOR A CHORD LENGTH 13.94 FEET) TO A POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 53.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 26.30 FEET (CHORD BEARING N 17°32'38" W FOR A CHORD LENGTH OF 26.03 FEET) TO A POINT OF COMPOUND CURVATURE CONCAVE NORTH HAVING A RADIUS 288.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 392.50 FEET (CHORD BEARING FOR N 35°42'48" E FOR A CHORD LENGTH OF 362.82 FEET) TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS 99.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 194.96 FEET (CHORD BEARING OF N 89°24'53" E FOR A CHORD LENGTH OF 164.95 FEET); THENCE N 82°43'24" E, 166.69 FEET TO POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 422.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 206.56 FEET (CHORD BEARING FOR N 68°42'03" E FOR A CHORD LENGTH OF 204.50 FEET) TO A POINT OF TANGENCY; THENCE N 54°40'42" E, 154.09 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 336.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.16 FEET (CHORD BEARING FOR N 46°13'26" E FOR A CHORD LENGTH OF 98.80 FEET); THENCE N 50°31'30" W, 12.17 FEET TO A POINT OF CURVATURE CONCAVE NORTH HAVING A RADIUS OF 340.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 334.39 FEET (CHORD BEARING FOR N 08°49'18" E FOR A CHORD LENGTH OF 321.07 FEET) TO POINT OF REVERSE CURVATURE CONCAVE NORTH HAVING A RADIUS OF 301.00 FEET; THENCE ALONG THE ARC OF SAID CURVE 99.35 FEET (CHORD BEARING FOR N 09°53'53" W FOR A CHORD LENGTH OF 98.90 FEET); THENCE N 38°32'35"W, 70.58 FEET TO THE POINT OF BEGINNING. CONTAINING 189,059 SQUARE FEET OR 4.34 ACRES MORE OR LESS.

Site B-1
(Escambia County, FL)

All of Lots 31 and 32, the plat of GULF BEACH SUBDIVSION, according to the plat thereof, as recorded in Plat Book 4, pages 52, the Public records of Escambia County, Florida, less and except therefrom that portion described in the deed to the state of Florida department of transportation recorded in Official Records Book 5819, page 1226, the Public Records of Escambia County, Florida.

Parcel Folio#: 103509000 & 103511000

FIRST AMENDMENT TO
AGREEMENT OF SALE AND PURCHASE
[Perdido Key-Parcels B1 and A1 through A5]

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (herein called this "Amendment") is made and entered into as of September 26, 2012 ("Amendment Effective Date"), by and between **WCI COMMUNITIES, LLC**, a Delaware limited liability company (herein called "Seller"); and **MLD, LLC**, a Delaware limited liability company (herein called "Buyer").

WHEREAS, Seller and Buyer have executed and entered into that certain Agreement of Sale and Purchase dated effective as of June 22, 2012 (herein called the "Agreement"); and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Defined Terms. Defined and capitalized terms in this Amendment will have the same meaning as defined and capitalized in the Agreement, unless otherwise indicated in this Amendment.

2. Recitals. The recitals set forth above are true and correct and hereby incorporated in their entirety by reference.

3. Extension of the Inspection Period. Notwithstanding any of the terms and provisions set forth in the Agreement to the contrary, including, without limitation, Section 7.1 thereof, Seller and Buyer agree that the date of expiration of the Inspection Period shall be November 30, 2012.

4. Initial Deposit. The second and third sentences of the last paragraph of Section 2.2 (c) are hereby deleted, amended and restated as follows:

"The Initial Deposit is non-refundable to Buyer effective on the Amendment Effective Date, unless: (a) Buyer's conditions precedent to Closing set forth in Section 6.1 (a) are not satisfied or waived by Buyer, or (b) as otherwise provided in Section 3.1, or (c) if Buyer has not obtained a written commitment from a flag/brand hotel as described in Section 13.23 of the Agreement on or prior to the expiration of the Inspection Period ("Hotel Commitment") and Buyer terminates the Agreement as provided in Section 7.2. Buyer agrees to promptly provide a copy of the Hotel Commitment to Seller when received by Buyer If Buyer does not terminate the Agreement as provided in Section 7.2 of the Agreement and delivers the Additional Deposit to Escrow Agent as provided in Section 2.2 (a), the Deposit shall be non-refundable to Buyer unless Buyer's conditions precedent to Closing set forth in Section 6.1 (a) are not satisfied (or waived by Buyer), or as otherwise provided in Section 3.1."

5. Termination of Agreement. The last sentence of Section 7.2 of the Agreement is hereby deleted, amended and restated as follows:

"In the event Buyer terminates the Agreement pursuant to Section 7.2, the Agreement shall be null and void, the Initial Deposit shall be promptly delivered by Escrow Agent to Seller (unless Buyer has not obtained the Hotel Commitment by the expiration of the Inspection Period), and subject to Sections 7.1 and 7.3 and Section 10 of the Agreement, the parties shall have no further rights or obligations hereunder. The parties agree that the Initial Deposit shall be refunded by Escrow Agent to Buyer in the event that Buyer terminates the Agreement on or prior to the expiration of the Inspection Period pursuant to Section 7.2 and Buyer has not obtained the Hotel Commitment by such date. "

4. Permit Modification. The last sentence of Section 13.19 of the Agreement is hereby deleted, amended and restated as follows:

"Notwithstanding anything to the contrary in this Agreement, if Seller has not obtained the Permit Modification on or before March 29, 2013, this Agreement shall automatically terminate, the Deposit shall be refunded to Buyer, and subject to Sections 7.1, 7.3 and 10, the parties shall have no further rights or obligations hereunder".

5. Miscellaneous.

(a) Ratification. The Agreement, as amended by this Amendment, is hereby ratified and affirmed.

(b) Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter thereof and hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in the Agreement, as amended by this Amendment, shall be of no force or effect.

(c) Conflict. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

(d) Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Amendment.

(e) Facsimile or PDF Signatures. For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an e-mail shall be as binding as originals upon the parties so signing.

(f) Headings. The use of headings, captions and numbers of the contents of particular sections are inserted only for the convenience of identifying and indexing various provisions in this Amendment and shall not be construed as a part of this Amendment or as a limitation on the scope of any of the terms or provisions of this Amendment.

(g) Parties. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date set forth above.

SELLER:

WCI COMMUNITIES, LLC,
a Delaware limited liability company

By: ______________________
John Perry, Vice President

Date: 20 September 2012

BUYER:

MLD, LLC,
a Delaware limited liability company

By: ______________________
____________, Managing Member

Date: 9/20/12